                                                                 Exhibit A

                        EXECUTIVE OFFICERS AND DIRECTORS
                         OF CORPORATE REPORTING PERSONS


                                                                                           Share Ownership of
                                                                                      The Writer Corporation as of
                                                                                             October 19, 1999
                                                                                      ----------------------------
  Corporate Reporting Person            Officers, Directors and Shareholders            Number          Percentage
------------------------------        ----------------------------------------        ----------       --------------
Coughlin & Company, Inc.             Dennis F. Coughlin, President, CEO and
140 East 19th Avenue                    Chairman *                                       55,000              0.7
Suite 700                            James M. Coughlin, Managing Director *                 -0-              -0-
Denver, CO 80203                     George F. Coughlin, Managing Director *                -0-              -0-
                                     Walter J. Coughlin, Executive Vice
                                        President *                                         -0-              -0-
                                     Michael P. Coughlin, Executive Vice
                                        President *                                         -0-              -0-
                                     Harold C. Jones, Vice President and
                                        Treasurer *                                         -0-              -0-
                                     Direct Ownership by Corporate Reporting
                                        Person, Coughlin & Company, Inc.                108,000              1.5
                                                                                      ---------           ------
                                                  Coughlin & Company, Inc.-Total        163,000              2.2
                                                                                      ---------           ------

Propp Realty, Inc.                   Daryll D. Propp, President*                         22,333              0.3
12600 West Colfax Avenue             Carol A. Propp, Vice President *                       -0-              -0-
Suite B130                           Direct Ownership by Corporate Reporting
Lakewood, CO 80215                      Person, Propp Realty, Inc.                       22,000              0.3
                                                                                      ---------           ------
                                                        Propp Realty, Inc.-Total         44,333              0.6
                                                                                      ---------           ------

* Excludes shares owned by the Corporate Reporting Person